HEBST & GREENWALD LLP
                                Attorneys at Law
                              380 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10168-0002


     WHEREAS, Odyssey Pictures Corporation ("OPIX") is indebted to Stephen R. Greenwald ("SRG") in the amount of $210,800, under the terms of an Employment Agreement between OPIX and SRG, a copy of which is attached as Exhibit 1; and

     WHEREAS, OPIX and SRG desire to settle the indebtedness to SRG on the terms hereafter set forth,

NOW, THEREFORE, the parties agree as follows:

1. On or before October 31, 1999, OPIX shall pay to SRG, in settlement of any indebtedness owed to SRG under the Employment Agreement, the sum of U.S. $75,000 and shall transfer to SRG 100,000 shares of common stock of OPIX, which shares shall either be registered or have so called "piggyback" rights for registration with the first registration of shares occurring after delivery of the stock to SRG;

2. If less than $75,000 has been paid to SRG by October 31, 1999, then the number of shares to be delivered to SRG under paragraph 1 above shall be increased by 25,000 shares for each calendar week, or part thereof, from October 31, 1999 to the date of payment of $75,000 to SRG;

3. Upon receipt by SRG of $75,000 and delivery of the requisite number of shares of OPIX stock, as determined under paragraphs 1 and 2 above, the Employment Agreement shall terminate, SRG shall resign as an officer of OPIX and SRG shall release OPIX from any and all existing or future liabilities or obligations to SRG under the Employment Agreement. Unless and until payment to SRG of $75,000 and delivery of the requisite number of shares of stock, the Employment Agreement shall remain in full force and effect;

4. Upon SRG's release of OPIX from liability under paragraph 3 above, OPIX shall release SRG from any and all obligation to OPIX under the Employment Agreement and shall waive and release SRG from any and all claims or liability arising out of SRG's employment relationship with OPIX and for his service as a director of OPIX;

5. If payment of $75,000 and delivery of the requisite number of shares has not been made by December 31, 1999, this Agreement shall terminate, provided that, at his option, SRG may extend the term of this Agreement to a later date.

6.   Agreement subject to the Board approval by October 20, 1999.






/s/ Stephen R. Greenwald
------------------------
    Stephen R. Greenwald                            Odyssey Pictures Corp.


                                                 By:/s/ Odyssey Pictures Corp.
                                                 ------------------------------


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